SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2004

PMA Capital Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	000-22761 (Commission File Number)	23-2217932 (IRS Employer Identification No.)

1735 Market Street, Suite 2800 Philadelphia, Pennsylvania (Address of principal executive offices)	19103-7590 (Zip Code)

Registrant's telephone number, including area code:

(215) 665-5046

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

        Effective as of March 3, 2004, the wife of John W. Miller, Jr., M.D., one of our directors, entered into a written stock trading plan, designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Mrs. Miller’s plan allows for the sale of a total of 200,000 shares of our Class A common stock over a one-year period and provides for sales of specified share amounts at predetermined minimum prices above the closing price on March 3, 2004. Sales pursuant to this plan may begin on March 3, 2004 and will terminate on March 3, 2005, unless terminated sooner in accordance with the plan’s terms. The plan is being established to diversify a portion of the Miller’s holdings of our Class A common stock in an orderly manner. Except as may be required by law, we do not undertake to report plans by our other officers or directors, nor to report modifications, terminations, transactions or other activities under Mrs. Miller’s plan or the plan of any other officer or director.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMA Capital Corporation

Date: March 8, 2004	By: /s/ William E. Hitselberger
William E. Hitselberger
Senior Vice President, Chief Financial Officer and Treasurer

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